UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the annual general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on May 29, 2020 (the “Annual Meeting”), shareholders representing 300,121,528 shares of the Company, or approximately 89.9% of shares entitled to vote at the Annual Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1

The election of 11 director nominees to serve as members of the board of directors of the Company until the annual general meeting of shareholders in 2021 was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Jacques Aigrain	285,008,672	3,216,428	156,409	11,740,019
Lincoln Benet	280,934,039	7,294,590	152,880	11,740,019
Jagjeet (Jeet) Bindra	287,277,187	950,868	153,454	11,740,019
Robin Buchanan	280,993,583	7,234,884	153,042	11,740,019
Stephen Cooper	284,836,293	3,392,056	153,160	11,740,019
Nance Dicciani	274,275,033	13,910,870	195,606	11,740,019
Claire Farley	286,187,636	2,034,140	159,733	11,740,019
Isabella (Bella) Goren	286,793,526	1,427,618	160,365	11,740,019
Michael Hanley	285,573,253	2,642,281	165,975	11,740,019
Albert Manifold	287,245,959	969,811	165,739	11,740,019
Bhavesh (Bob) Patel	285,164,276	3,081,955	135,278	11,740,019
Proposal 2
The discharge from liability of the directors was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
286,431,007	723,452	1,227,050	11,740,019
Proposal 3
The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2019 (the “2019 Annual Accounts”) was approved based on the following votes:

FOR	AGAINST	ABSTAIN
298,487,653	482,687	1,151,188
Proposal 4
The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2020 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
297,753,386	2,188,575	179,567

Proposal 5
The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
297,578,885	2,184,440	358,203
Proposal 6
An advisory resolution approving the compensation of the Company’s Named Executive Officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
279,700,175	8,401,028	280,306	11,740,019
Proposal 7

The ratification and approval of the dividends paid in respect of the 2019 Annual Accounts was approved based on the following votes:

FOR	AGAINST	ABSTAIN
299,642,737	128,847	349,944
Proposal 8

The authorization of the Board to repurchase up to 10% of the Company’s issued share capital, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until November 29, 2021 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
298,348,581	840,177	932,770
Proposal 9

The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
299,147,034	495,809	478,685

Item 8.01.  Other Events.

As discussed under Item 5.07 above, on May 29, 2020, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the Annual Meeting, or approximately 34.0 million shares, over the next 18 months. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases may depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 29, 2020	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and Chief Legal Officer